SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: October 23, 2003

SUMMIT SECURITIES, INC.

(Exact name of registrant as specified in its charter)

Idaho	1-16177	82-0438135

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

601 W. 1st Avenue, Spokane, Washington 99201

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (509) 838-3111

None

(Former name or former address, if change since last report)

Item 5. Other Events.
SIGNATURES

Item 5. Other Events.

     The Registrant’s wholly owned subsidiary, Metropolitan Investment Securities, Inc. (“MIS”), a National Association of Securities Dealers, Inc. member firm, has entered into, and on October 23, 2003 the NASD accepted, a Letter of Acceptance, Waiver and Consent (“AWC”) to settle alleged violations of the NASD’s rules by MIS. Under the AWC, MIS has been censured and fined $500,000. MIS, in addition to other undertakings, has agreed to make restitution to certain investors, establish a special escrow account for the benefit of additional investors and agreed not to sell securities of its affiliates until it has revised its systems, supervision, training and written procedures with respect to those sales. If MIS fails to comply with the AWC, it could have an adverse impact on MIS’s ability to continue to sell securities.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMIT SECURITIES, INC.

Date: October 27, 2003	By:	/s/ William A. Smith William A. Smith, Principal Financial Officer